As filed with the Securities and Exchange Commission on May 17, 1996
                                       Registration No. 33-_______

- --------------------------------------------------------------------

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                      ---------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                      ---------------------


                 ST. LANDRY FINANCIAL CORPORATION
      (Exact name of registrant as specified in its charter)

          Delaware                             72-1284436
- -------------------------------  -----------------------------------
(State or other jurisdiction of  (I.R.S. Employer Identification No.)
 incorporation or organization)

459 East Landry Street, Opelousas, Louisiana             70570
- --------------------------------------------        --------------
  (Address of principal executive offices)           (Zip Code)

                 ST. LANDRY FINANCIAL CORPORATION
                  RECOGNITION AND RETENTION PLAN
                     (Full title of the plan)

                    Martin L. Meyrowitz, P.C.
                 Silver, Freedman & Taff, L.L.P.
(a limited liability partnership including professional corporations)
                     1100 New York Ave., N.W.
                     Washington, D.C.  20005
- --------------------------------------------------------------------
             (Name and address of agent for service)

                          (202) 414-6100
  (Telephone number, including area code, of agent for service)


                 CALCULATION OF REGISTRATION FEE



                                              Proposed maximum      Proposed maximum
Title of securities        Amount to be        offering price           aggregate           Amount of
 to be registered          registered(1)         per share            offering price    registration fee
- -------------------        -------------      ----------------      ----------------    ----------------

Common Stock, par value
 $.01 per share            18,363 shares           $15.00(2)             $275,445(2)         $100.00(2)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. The proposed maximum offering price per share represents the last trade sales price of the Registrant's Common Stock as reported on the National Daily Quotation Service or the "pink sheets" by the National Quotation Bureau on May 15, 1996.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the St. Landry Financial Corporation Recognition and Retention Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.   Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by LSB Financial Corp. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995 (File No. 0-25486) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b)  all other reports filed by the Company pursuant to
          Section 12 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

     (c)  the Company's Definitive Proxy Statement for its
          Annual Meeting of Stockholders held on January 23,
          1996;

     (d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-25486) filed with the Commission on February 2, 1995 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to H. Andrew Myers, Jr., Executive Vice President, St. Landry Financial Corporation, 459 East Landry Street, Opelousas, Louisiana 70570, telephone number (318) 942-5748.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Article Eleventh of the Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article Eleventh also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate;
(iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the Board of Directors of the Registrant by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.


Regulation
   S-K                                          Reference to Prior
 Exhibit                                         Filing or Exhibit
 Number                  Document             Number Attached Hereto
- ----------     ----------------------------   ----------------------

3.1            Certificate of Incorporation  Incorporated herein by
               of St. Landry Financial       reference to Exhibit 3.1
               Corporation                   of the Company's
                                             Registration Statement on
                                             Form S-1 (Registration
                                             No. 33-87292), filed
                                             December 13, 1994

3.2            Bylaws of St. Landry          Incorporated herein by
               Financial Corporation         reference to Exhibit 3.2
                                             of the Company's
                                             Registration Statement on
                                             Form S-1 (Registration
                                             No. 33-87292), filed
                                             December 13, 1994

4.1            St. Landry Financial          Attached as Exhibit 4.1
               Corporation Recognition
               and Retention Plan, form of
               Restricted Stock Agreement

4.2            Specimen form of common       Incorporated herein by
               stock certificate of          reference to Exhibit 4
               St. Landry Financial          of the Company's
               Corporation                   Registration Statement on
                                             Form S-1 (Registration
                                             No. 33-87292), filed
                                             December 13, 1994

5              Opinion of Silver, Freedman   Attached as Exhibit 5
               & Taff, L.L.P.

23.1           Consent of Silver, Freedman   Attached as Exhibit 23.1
               & Taff, L.L.P.

23.2           Consent of John S. Dowling    Attached as Exhibit 23.2
               & Company, certified public
               accountants

24             Power of Attorney             Contained on Signature
                                             Page


Item 9.     Undertakings.

       (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or
                 events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with
                 respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Opelousas, State of Louisiana on May 15, 1996.


                               ST. LANDRY FINANCIAL CORPORATION




                               By:  (s) Wayne McK. Gilmore
                                     ---------------------------------
                                      Wayne McK. Gilmore, President and
                                       Chief Executive Officer
                                       (Duly Authorized Representative)




       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wayne McK. Gilmore and H. Andrew Myers, Jr. or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

(s) Wayne McK. Gilmore               (s) H. Kent Aguillard
- --------------------------------     -------------------------------
Wayne McK. Gilmore, Chairman         H. Kent Aguillard, Director
 of theBoard, President and
 Chief Executive Officer
(Principal Executive and
 Operating Officer)

Date:    May 15, 1996                Date:     May 15, 1996


(s) Anna Lee Dunbar                  (s) Lynette Young Feucht
- --------------------------------     -------------------------------
Anna Lee Dunbar, Director            Lynette Young Feucht, Director

Date:     May 15, 1996               Date:     May 15, 1996


(s) Patrick Fontenot                 (s) Simon Howard Fournier
- --------------------------------     -------------------------------
Patrick Fontenot, Director           Simon Howard Fournier, Director

Date:     May 15, 1996               Date:     May 15, 1996


(s) Morgan J. Goudeau, III           (s) H. Andrew Myers, Jr.
- --------------------------------     -------------------------------
Morgan J. Goudeau, III, Director     H. Andrew Myers, Jr., Executive
                                      Vice President and Director

Date:  May 15, 1996                  Date:     May 15, 1996


(s) Martin A. Roy, Jr.               (s) Marvin Schwartzenburg
- --------------------------------     -------------------------------
Martin A. Roy, Jr., Vice             Marvin Schwartzenburg, Director
President, Treasurer and
 Director

Date:  May 15, 1996                  Date:     May 15, 1996


(s) Randy C. Tomlinson               (s) Robert L. Wolfe, Jr.
- --------------------------------     -------------------------------
Randy C. Tomlinson, Director         Robert L. Wolfe, Jr., Director

Date:  May 15, 1996                  Date:     May 15, 1996


(s) Kathryn Fontenot Chelette        Date:     May 15, 1996
- --------------------------------
Kathryn Fontenot Chelette,
Controller (Principal Financial
 and Accounting Officer)

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                          -------------------------




                                  EXHIBITS


                                     TO


                                  FORM S-8


                           REGISTRATION STATEMENT


                                    UNDER


                         THE SECURITIES ACT OF 1933




                          -------------------------




                      ST. LANDRY FINANCIAL CORPORATION


                                  EXHIBIT INDEX


                                                              Page Number
                                                                   in
                                                              Sequentially
                                                                Numbered
Exhibit                                                       Registration
Number                                                         Statement
- -------                                                       ------------

3.1         Certificate of Incorporation of St. Landry        Not  applicable
            Financial Corporation (incorporated herein
            by reference to Exhibit 3.1 of the Company's
            Registration Statement on Form S-1 (Registra-
            tion No. 33-87292, filed December 13, 1994))

3.2         Bylaws of St. Landry Financial Corporation        Not applicable
            (incorporated herein by reference to Exhibit
            3.2 of the Company's Registration Statement
            on Form S-1 (Registration No. 33-87292, filed
            December 13, 1994))

4.1         St. Landry Financial Corporation Recognition      Page 13
            and Retention Plan and form of Restricted
            Stock Agreement

4.2         Specimen form of common stock certificate of      Not applicable
            St. Landry Financial Corporation (Incorporated
            herein by reference to Exhibit 4 of the
            Company's Registration Statement on Form S-1
            (Registration No. 33-87292) filed December 13,
            1994)

5           Opinion of Silver, Freedman & Taff, L.L.P.        Page 23

23.1        Consent of Silver, Freedman & Taff, L.L.P.        Page 24

23.2        Consent of John S. Dowling & Company, certified   Page 25
            public accountants

24          Power of Attorney                                 Contained on
                                                              signature page
